As filed with the Securities and Exchange Commission on August 13, 2019

Registration No. 333-230193

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1  TO THE

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Eureka Homestead Bancorp, Inc.

 (Exact Name of Registrant as Specified in Its Charter)

Maryland	6712	83-4051300
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

1922 Veterans Memorial Boulevard

Metairie, Louisiana 70005

(504)  834-0242

(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Registrant’s Principal Executive Offices)

Mr. Alan T. Heintzen

Chief Executive Officer

1922 Veterans Memorial Boulevard

Metairie, Louisiana 70005

(504) 834-0242

 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Steven Lanter, Esq. Luse Gorman, PC 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 (202) 274-2000

Approximate date of commencement of proposed sale to the public:  Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.          ☐

Sale to the Public Concluded July 9, 2019

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 is filed to deregister 686,325 shares of the $0.01 par value common stock of Eureka Homestead Bancorp, Inc. (the “Registrant”), previously registered pursuant to a Registration Statement on Form S-1, as amended (the “Form S-1”), as declared effective on May 13, 2019, and offered pursuant to the terms of the Prospectus dated May 13, 2019 (the “Prospectus”), as filed pursuant to Securities Act Rule 424(b) on May 20, 2019.  The remaining 1,429,675 shares of such common stock have been offered and sold in accordance with and as described in the Prospectus.

The Registrant has determined that no further shares of the Common Stock will be offered or pursuant to the Prospectus. The Registrant therefore requests deregistration of the unissued shares of Common Stock pursuant to this Registration Statement as soon as is practicable after the filing of this Post-Effective Amendment No. 1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Metairie, State of Louisiana on August 13, 2019.

EUREKA HOMESTEAD BANCORP, INC.

By:	/s/ Alan T. Heintzen
Alan T. Heintzen
Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Alan T. Heintzen	Chief Executive Officer and Chairman of the Board	August 13, 2019
Alan T. Heintzen	(Principal Executive Officer)

/s/ Cecil A. Haskins, Jr.	President, Chief Financial Officer and Director	August 13, 2019
Cecil A. Haskins, Jr.	(Principal Financial and Accounting Officer)

/s/ Creed W. Brierre, Sr.*	Director	August 13, 2019
Creed W. Brierre, Sr.

/s/ Patrick M. Gibbs*	Director	August 13, 2019
Patrick M. Gibbs

/s/ Nick O. Sagona, Jr.*	Director	August 13, 2019
Nick O. Sagona, Jr.

/s/ Robert M. Shofstahl*	Director	August 13, 2019
Robert M. Shofstahl

/s/ Wilbur A. Toups, Jr.*	Director	August 13, 2019
Wilbur A. Toups, Jr.

*Pursuant to Power of Attorney dated March 11, 2019